POWER OF ATTORNEY

      The undersigned hereby constitute and appoint Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe, Michael S. Petrucelli, Douglas C. Conroy, Mary A. Nelson, Joseph F. Tower and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Investment Grade Bond Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Joseph S. DiMartino            August 25, 1997
Joseph S. DiMartino


/s/ Lucy Wilson Benson             August 25, 1997
Lucy Wilson Benson


/s/ David W. Burke                 August 25, 1997
David W. Burke


/s/ Martin D. Fife                 August 25, 1997
Martin D. Fife


/s/ Whitney I. Gerard              August 25, 1997
Whitney I. Gerard


/s/ Robert R. Glauber              August 25, 1997
Robert R. Glauber


/s/ Arthur A. Hartman              August 25, 1997
Arthur A. Hartman


/s/ George L. Perry                August 25, 1997
George L. Perry


/s/ Paul D. Wolfowitz              August 25, 1997
Paul D. Wolfowitz


                              POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Elizabeth A. Keeley, Richard W. Ingram, Mark A. Karpe, Michael S. Petrucelli, Douglas C. Conroy, Mary A. Nelson, Joseph F. Tower and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Investment Grade Bond Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Marie E. Connolly         August 25, 1997
Marie E. Connolly